Exhibit 10.4

LETTER AGREEMENT

THIS LETTER AGREEMENT (this “Agreement”) is made and entered into as of May 31, 2026 (“Effective Date”), by and between TACORA CAPITAL, LP, a Delaware limited partnership (“Tacora”), and RANGE BLUEGRASS LAND, LLC, an Ohio limited liability company (“Range Bluegrass”). Tacora and Range Bluegrass may be individually referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Tacora and Cumberland Coal Holdings, LLC, an Ohio limited liability company (“CCH”), have entered into a Membership Interest Transfer Agreement (“MITA”), dated as of the date hereof, whereby Tacora sold 100% of its membership interests in Cumberland Coal Investments, LLC, a Delaware limited liability company (“CCI”) and in CCI Series 1, LLC; CCI Series 2, LLC; CCI Series 3, LLC; CCI Series 4, LLC; CCI Series 5, LLC; CCI Series 6, LLC; CCI Series 7, LLC; CCI Series 8, LLC; CCI Series 9, LLC; CCI Series 10, LLC; and CCI Series 11, LLC (collectively the “Series”), to CCH (the “Transaction”).

WHEREAS, the Series owns 100% of the common stock of Cumberland Coal Corporation, a Delaware corporation (“CCC”), a surface and underground mining operator with locations in Kentucky and Virginia.

WHEREAS, Tacora is receiving, as consideration under the Transaction, a “Contingent Performance Note” that entitles Tacora or its designee to receive an amount equal to 100% of the Net Sale Value (as defined therein) realized in connection with a sale of all or substantially all of the assets or equity of CCI or CCC (“Sale Transaction”) up to a value of $25,000,000 (“Contingent Performance Note Value”) as set forth more fully in the MITA. A Sale Transaction includes but is not limited to the filing by the Company, any Series, or CCC of a voluntary petition under any applicable bankruptcy, insolvency, or reorganization law, or the commencement of an involuntary case or proceeding against the Company, any Series, or CCC under any such law by a creditor or other party in interest that is not dismissed within thirty (30) days of filing. If the full amount of the Contingent Performance Note Value has not been paid to Seller (as defined in the Contingent Performance Note) in connection with a Sale Transaction, then any shortfall resulting therefrom shall be treated as a deficiency claim as defined in the Contingent Performance Note (“Contingent Performance Note Deficiency”).

WHEREAS, Range Impact, Inc., a Nevada corporation (“Range Impact”), has entered into a Stock Purchase Agreement, dated as of the date hereof (the “SPA”), pursuant to which Tacora has agreed to purchase $10,000,000 of Range Impact common stock as set forth in more detail in the SPA.

WHEREAS, Range Bluegrass is a wholly owned subsidiary of Range Impact, and Range Bluegrass is receiving significant benefit, both directly and indirectly, from Sale Transaction and SPA;

WHEREAS, Range Cumberland (as defined below) has entered into a Loan and Security Agreement, dated as of the date hereof (the “Loan and Security Agreement”), pursuant to which Range Cumberland, LLC, an Ohio limited liability company and wholly owned subsidiary of Range Impact (“Range Cumberland”), has agreed to lend CCC up to $4,000,000.00, secured by all of the assets of CCC as set forth in more detail in the Loan and Security Agreement.

WHEREAS, Range Bluegrass owns an unpermitted mineral reserve located at the Premier Elkhorn mine complex in Pike, Letcher and Floyd Counties, Kentucky, comprised of an estimated 16.3 million and 51.1 million tons of High-Vol A coal reserves located in the Glamorgan and Lower Banner seams, respectively (the “New Frontier Mineral Reserves”).

WHEREAS, Range Bluegrass is interested in providing Tacora with an opportunity to recover any Contingent Performance Note Deficiency through a structured transaction using its New Frontier Mineral Reserve, and Tacora is interested in participating in a structured transaction with Range Bluegrass related to its New Frontier Mineral Reserves if the Sale Transaction results in a Contingent Performance Note Deficiency.

NOW THEREFORE, for the consideration described herein, the premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows.

AGREEMENT

1. Agreement. If the Sale Transaction results in a Contingent Performance Note Deficiency, then Range Bluegrass and Tacora hereby agree to work in good faith to enter into a joint venture partnership with a transaction structure that maximizes the value of the New Frontier Mineral Reserves for Range Bluegrass and Tacora (“Investment Recovery Opportunity”). All terms and conditions of the transaction structure related to the Investment Recovery Opportunity would be standard and customary for a transaction of this type and would be mutually agreed upon by the Parties. For clarification purposes, only the New Frontier Mineral Reserves would be included in the Investment Recovery Opportunity, with all other real and personal property assets of Range Bluegrass expressly excluded hereunder.

2. No Guarantee of Return. Tacora hereby acknowledges and agrees that the Investment Recovery Opportunity, if entered into because of a Contingent Performance Note Deficiency, involves substantial risks and uncertainties, and therefore, neither Range Impact nor Range Bluegrass are providing any guarantees or assurances, financial or otherwise, that the Investment Recovery Opportunity will generate any investment return or fully compensate Tacora for any Contingent Performance Note Deficiency.

3. Consideration and Enforceability. Range Bluegrass hereby expressly acknowledges and agrees that Range Bluegrass is receiving: (a) good, valuable, and sufficient consideration for this Agreement and for all obligations, covenants, restrictions, and requirements set forth herein via the Sale Transaction and SP; (b) such consideration has been received, is adequate, and fully supports the enforceability of this Agreement; (c) this Agreement and each of its terms, conditions, obligations, and requirements are fair, reasonable, valid, and enforceable in all respects; and (d) neither this Agreement nor any provision hereof is unconscionable, overbroad, inequitable, or otherwise unenforceable. Range Bluegrass further irrevocably waives, releases, and relinquishes any and all claims, defenses, counterclaims, offsets, arguments, or positions, whether known or unknown, that this Agreement lacks consideration or is invalid, void, voidable, unreasonable, unenforceable, or otherwise incapable of enforcement, in whole or in part, for any reason whatsoever.

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4. Assignment. Except as otherwise provided herein, no Party shall be permitted to assign any right or interest under this Agreement without the prior written consent of the other Party hereto, not to be unreasonably withheld, conditioned or delayed. Tacora may assign this Agreement and the rights set forth herein to any entity which is owned in part or whole by Tacora without consent of Range Bluegrass.

4. Invalidity. Each of the provisions contained in this Agreement is distinct and severable and a determination of illegality, invalidity or unenforceability of any such provision or part hereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof, unless because of such determination this Agreement would fail in its essential purposes. Any provision which shall be deemed illegal, invalid or unenforceable shall be deemed modified to the minimum extent necessary to render it enforceable while preserving its intent to the fullest extent permitted by law.

5. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective heirs, beneficiaries, personal representatives, successors and permitted assigns.

6. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware without regard to conflicts of law principles. The Parties hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

7. Counterparts. This Agreement may be executed in PDF format (or similar copy) sent by e-mail, and such transmission shall be valid and binding to the same extent as if it were an original. This Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents. For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original. The exchange of copies of this Agreement and of signature pages in PDF format (or similar copy) sent by e-mail shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted in PDF format (or similar copy) sent by e-mail shall be deemed to be their original signatures for all purposes.

8. Entire Agreement. This Agreement, read in conjunction with the MITA and SPA, sets forth the entire and exclusive understanding and agreement of the Parties concerning the subject matter of this Agreement and supersedes all prior negotiations, agreements or understandings of the Parties, whether oral or written, with respect to the same. The recitals constitute terms and conditions of the Agreement, are included as if fully restated verbatim herein, and the Parties agree to be bound by them.

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9. Amendments. No amendment, modification or waiver of any of the terms or provisions of this Agreement shall be binding or effective unless in writing signed by or on behalf of the Party to be bound thereby.

10. Notices. Any notice, demand, request, consent, approval, or other communication required or permitted under this Agreement (collectively, “Notice”) shall be in writing and shall be deemed given when: (a) personally delivered; (b) sent by nationally recognized overnight courier with tracking confirmation; (c) transmitted by electronic mail with confirmation of transmission and no notice of delivery failure; or (d) three (3) business days after being deposited in the United States mail, certified mail, return receipt requested, postage prepaid. Notices shall be sent to the addresses and email addresses designated by the parties below, or to such other address or email address as either party may designate by Notice in accordance with this Section.

If to Range Bluegrass:

Range Bluegrass Land, LLC

200 Park Avenue, Suite 400

Orange Village, Ohio 44122

Attn: Michael Cavanaugh, CEO

Email: mrc@rangeimpact.com

With a copy (not constituting Notice) to:

UB Greensfelder LLP

1660 West 2nd Street, Suite 1100

Cleveland, Ohio 44113

Attn: Howard Groedel, Esq.

hgroedel@ubglaw.com

If to Tacora:

Tacora Capital, LP

Attn: Keri Findley

2505 Pecos Street

Austin, TX 78703

Email: Keri@tacoracap.com

And

Tacora Capital, LP

Attn: Claire Ellison

2505 Pecos Street

Austin, TX 78703

Email: Claire@tacoracap.com

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With a copy (not constituting Notice) to:

Bailey & Glasser LLP

Attn: Luke Thomas

94 Long Street, Suite 200

Westover, WV 26501

Email: lthomas@baileyglasser.com

Each party agrees that electronic signatures and electronic delivery of Notices shall have the same force and effect as original signatures and physical delivery.

11. No Waiver. No waiver of any breach or default shall constitute a waiver of any other or subsequent breach or default.

12. Authority. Each party represents and warrants that it has full power and authority to enter into and perform this Letter Agreement and that the individual signing on its behalf is duly authorized to do so.

13. Further Assurances. Each party agrees to execute and deliver such additional documents and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14. Interpretation. The parties acknowledge that each party has had the opportunity to consult with counsel of its choosing. Accordingly, this Letter Agreement shall not be construed more strictly against either party as the drafter hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the Effective Date.

TACORA:

TACORA CAPITAL, LP

By:
Name:	Keri Findley
Title:	Authorized Signatory

RANGE BLUEGRASS:

RANGE BLUEGRASS LAND, LLC

By:
Name:	Michael Cavanaugh
Title:	Chief Executive Officer

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